UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Walt Disney Company

(Name of Registrant as Specified In Its Charter)

Blackwells Capital LLC
Blackwells Onshore I LLC
Jason Aintabi
Craig Hatkoff
Leah Solivan
Jessica Schell

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

From time to time, Blackwells Capital LLC (“Blackwells”) and/or the other participants in its solicitation may make certain posts regarding the campaign to their website, https://thefutureofdisney.com/, and/or their respective social media pages, including each of their X (formerly known as Twitter) pages, LinkedIn pages, Instagram pages, YouTube pages and/or Facebook pages. A copy of these posts are attached hereto as Exhibit 1, Exhibit 2, Exhibit 3 and Exhibit 4.

Certain Information Concerning Participants

Blackwells Onshore I LLC, Blackwells Capital LLC, Jason Aintabi, Craig Hatkoff, Jessica Schell and Leah Solivan (collectively, the “Participants”) are participants in the solicitation of proxies from the shareholders of the Company for the 2024 Annual Meeting of Shareholders (the “Annual Meeting”). On February 6, 2024, the Participants filed with the U.S. Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying GREEN Proxy Card in connection with their solicitation of proxies from the shareholders of the Company for the Annual Meeting. ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GREEN PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE COMPANY, BY SECURITY HOLDINGS OR OTHERWISE. The definitive proxy statement and an accompanying GREEN proxy card will be furnished to some or all of the Company’s shareholders and are, along with other relevant documents, publicly available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, when available, upon request. Requests for copies should be directed to Blackwells Onshore I LLC.

Exhibit 1

A transcript of the above video is copied below:

“We at Blackwells have nominated three individuals—Craig Hatkoff, Leah Solivan and Jessica Schell—to be elected by the shareholders at the upcoming annual meeting of Disney 2024. In three short years, shareholders have had to suffer a greater than $200 billion dollar destruction of value in the investment of Disney. The Disney board is necessary at this juncture, but in a word it’s insufficient. The insufficiency of Disney’s board rolls up into three categories of issues that our nominees are eminently qualified to fix: (1) content and media, (2) governance and strategy and (3) technology. In fact, I will say that Disney will never be valued as a technology company so long as it does not think like a technology company. Now, let me take a moment to tell you a few of the ideas that our candidates have. There’s an expression that everyone knows—when there’s smoke, there’s fire. On the Disney board, currently two members are close friends with the CEO, two members serve on Coca-Cola’s board together, three members serve on the Council of Foreign Relations together, seven members are CEOs at other companies, large companies, and we assume they have substantial agendas and obligations. In fact, the average tenure of true independent directorship on the Disney board currently is a paltry six years. Mr. Hatkoff alone has forty-seven years of independent directorship experience. We need to change the culture of Disney’s boardroom, and we can make it better with Craig Hatkoff sitting at the boardroom table. Jessica Schell has built a career as one of the preeminent experts in the fields of content and media. She is the right mind to be sitting at the boardroom table during this period in Disney’s future, mapping out what the future of media and content looks like. The Disney board, until recently, barely identified media and content experience amongst their members. We do not understand how that’s possible. This board could use the mind of Jessica Schell to guide it through all of the nuances of monetization, churn, subscription. In our estimation, Ms. Schell is perhaps the most qualified individual possible to serve alongside fellow board members at Disney and work in a collaborative manner to solve the most interesting problems. Leah Solivan is a technology pioneer, a technology expert in all nascent fields, and she will be an invaluable addition to Disney’s board. Ms. Solivan believes that Disney must re-imagineer itself by creating an office of the Chief Technology Officer that would have all Disney divisions report into. That will enable Disney to build out a native technology stack that underpins all efforts of the corporation. Until Disney thinks like a technology firm, it will never be valued as a technology firm.

There’s another shareholder trying to have two people elected to the board of Disney this year. Trian Management has proposed to elect Nelson Peltz and Jay Rasulo to the Disney board. We strongly urge shareholders to disregard Trian’s proxy and to ensure that Disney is not corrupted by flip-flopping, personal vendettas and lack of qualification. Mr. Peltz has spent the greater part of eighteen months asking Disney twenty-four times for a board seat. Disney has told the public that they don’t think Mr. Peltz has offered a single strategic idea over that entire period of time. This is not someone who’s qualified to sit on Disney’s board. For his part, Mr. Rasulo appears to be a disgruntled former employee and he doesn’t have relevant experience either. Moreover, Mr. Rasulo’s record at subsequent public companies that he has been affiliated with, as I understand it, has been disastrous.

Disney’s owners deserve a boardroom that operates in a functional, proper way, with true fiduciaries sitting around the table, with experts in governance, experts in strategy, technology and, of course, content and media. The three Blackwells nominees, Craig Hatkoff, Leah Solivan and Jessica Schell, bring exactly those qualifications.

A recently added board member is close friends with the leader of a firm by the name of ValueAct. ValueAct entered into an information sharing agreement with Disney while the proxy contest was ongoing. We find that entering into this agreement is a problematic issue. We intend to get more information about it and have repeatedly called upon Disney to make this agreement public. We do not believe that a company like Disney, that already suffers from an information vacuum discount, should be sharing information with one shareholder and not all the other shareholders.”

Exhibit 2

When it comes to innovation, The Walt Disney Company’s approach is anything but magical.

Disney consistently receives negative rankings in surveys identifying the world’s most innovative and influential companies.

By addressing Disney’s innovation issues, we can boost Disney’s share price.

Our campaign for #thefutureofdisney emphasizes a native tech stack and Board leadership with years of tech expertise.

Read more about our vision: https://thefutureofdisney.com/wp-content/uploads/2024/02/Disney-The-Future-of-Technology.pdf #disneydeservesthebest

Exhibit 3

The Walt Disney Company needs experienced media leaders on its Board — but today, it hardly has any.

In its 2024 proxy statement, Disney listed only two non-executive directors on a board of twelve who have media experience.

The Disney you love deserves the expertise that Blackwells Capital nominee Jessica Schell will bring.

Learn more here: https://bit.ly/49wYEE9 #thefutureofdisney #disneydeservesthebest

Exhibit 4

The Walt Disney Company Shareholders: Please vote your proxy today on the GREEN universal proxy card “FOR” each of the Blackwells nominees and the Blackwells proposal.

Visit www.proxyvote.com

Email Blackwells@morrowsodali.com

Call toll-free at (800) 662-5200

#thefutureofdisney #disneydeservesthebest

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